UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2015

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Avenue, Darien, Connecticut	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 202-8900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 20, 2015, Genesee & Wyoming Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment Agreement”) to the Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of May 27, 2014 (the “Existing Credit Agreement”) with the Amendment Agreement among the Company, RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, GWI UK Acquisition Company Limited, GWI UK Holding Limited, Rotterdam Rail Feeding B.V., Bank of America, N.A., as administrative agent and co-lead arranger and co-bookrunning manager, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-lead arrangers, co-bookrunning managers and co-syndication agents, Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation, TD Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the lenders and certain guarantors party thereto from time to time. Pursuant to the terms of the Amendment Agreement, the Company amended and restated the terms of the Existing Credit Agreement (the Existing Credit Agreement as amended and restated pursuant to the Amendment Agreement, the “Second Amended and Restated Credit Agreement”).

After giving effect to the Amendment Agreement, the Second Amended and Restated Credit Agreement provides for (i)(a) term loans denominated in U.S. dollars in an aggregate principal amount of US$1,782,000,000 (the “Domestic Term Loans”), (b) term loans denominated in Australian dollars in an aggregate principal amount of approximately A$324,627,000 (the “Australian Term Loans”) and (c) term loans denominated in Pounds Sterling in an aggregate principal amount of approximately GBP101,681,000 (the “UK Term Loans”) and, together with the Domestic Term Loans and the Australian Term Loans, the “Term Loans”) in each case under the amended and restated senior secured term loan facilities (the “Term Loan Facilities”) and (ii) a senior secured revolving credit facility for up to US$625,000,000 of revolving extensions of credit denominated in U.S. dollars outstanding at any time (including revolving loans, swingline loans and letters of credit), of which an aggregate of US$500,000,000 could be used for revolving extensions of credit denominated in Canadian dollars, Euros, Pounds Sterling, Australian dollars or other designated currencies outstanding at any time (collectively, the “Revolving Credit Facilities” and, together with the Term Loan Facilities, the “Credit Facilities”). The maturity date of the Credit Facilities (the “Maturity Date”) is March 31, 2020, or such earlier date as the obligations under the Credit Facilities become due and payable pursuant to the terms of the Second Amended and Restated Credit Agreement.

Interest Rate and Fees

At the Company’s election, the interest rate per annum applicable to the domestic borrowings under the Credit Facilities will be based on the sum of the applicable margin and a fluctuating rate of interest determined by reference, (i) in the case of applicable floating rate loans, to the highest of (a) the federal funds effective rate plus 0.50%, (b) the LIBOR rate for a one-month interest period plus 1.00% and (c) the “prime rate” of Bank of America, N.A. or (ii) in the case of applicable offered rate loans, for any given interest period, the LIBOR Rate as calculated pursuant to the Second Amended and Restated Credit Agreement

At the Company’s election, the interest rate per annum applicable to the Canadian borrowings under the Credit Facilities will be based on the sum of the applicable margin and a fluctuating rate of interest determined by reference, (i) in the case of Canadian floating rate loans, to the higher of (a) the rate of interest per annum announced by Bank of America – Canadian Branch (or its successors) from time to time as its prime rate in effect for Canadian Dollar loans in Canada at its principal office in Toronto, Ontario, and (b) the thirty (30) day BA Rate plus  1⁄2 of 1% per annum or (ii) in the case of Canadian offered rate loans, the BA Rate as calculated pursuant to the Second Amended and Restated Credit Agreement.

At the Company’s election, the interest rate per annum applicable to the Euro borrowings under the Credit Facilities will be based on the sum of the applicable margin and a fluctuating rate of interest determined by reference, (i) in the case of Euro floating rate loans, to the higher of (a) the rate of interest per annum at which overnight deposits in Euro, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America- London Branch to major banks in the local market or other applicable offshore interbank market, and (b) the cost of funds to Bank of America-London Branch with respect to such amount for such day, expressed as a rate of interest per annum or (ii) in the case of offered rate loans, for any given interest period, the LIBOR Rate.

At the Company’s election, the interest rate per annum applicable to the Australian borrowings will be based on the sum of the applicable margin and a fluctuating rate of interest determined by reference, (i) in the case of Australian floating rate loans, the RBA cash rate displayed at or about 10:30 a.m. (Sydney time) on such day on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) plus 3.00% or (ii) in the case of Australian offered rate loans, (a) the average bid rate (the “BBR Screen Rate”) displayed at or about 10:30 a.m. (Sydney time) two Business Days prior to the commencement of such Interest Period on the Reuters screen BBSY page for a term equivalent to the Interest Period; or (b) to the extent the BBR Screen Rate is not displayed for a term equivalent to such Interest Period or the basis on which the BBR Screen Rate is displayed is changed and in the opinion of the Administrative Agent it ceases to reflect the Lenders’ cost of funding to the same extent as at the date of the Second Amended and Restated Credit Agreement, then the BBR Rate will be the rate determined by the Administrative Agent in good faith and notified by it to Genesee & Wyoming Australia Pty Ltd to be the average of the buying rates quoted to the Administrative Agent by three (3) Australian reference banks at or about that time on that date.

At the Company’s election, the interest rate per annum applicable to the Pounds Sterling borrowings under the Credit Facilities will be based on the sum of the applicable margin and a fluctuating rate of interest determined by reference, (i) in the case of Pounds Sterling floating rate loans, to the higher of (a) the rate of interest per annum at which overnight deposits in Pounds Sterling, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America- London Branch to major banks in the local market or other applicable offshore interbank market, and (b) the cost of funds to Bank of America-London Branch with respect to such amount for such day, expressed as a rate of interest per annum or (ii) in the case of offered rate loans, for any given interest period, the LIBOR Rate.

The applicable margin for the floating rate loans under the Credit Facilities will initially be 1.00%, and, following the delivery of the Company’s first compliance certificate after the restatement effective date in accordance with the terms of the Second Amended and Restated Credit Agreement, will range from 0.00% to 1.00% depending upon the Company’s total leverage ratio. The applicable margin for the offered rate loans will initially be 2.00%, and, following the delivery of the Company’s first compliance certificate after the restatement effective date in accordance with the terms of the Second Amended and Restated Credit Agreement, will range from 1.00% to 2.00% depending upon the Company’s total leverage ratio.

In addition to paying interest on outstanding principal under the Credit Facilities, the Borrowers will be required to pay a commitment fee in respect of the unutilized portion of the commitments under the Revolving Credit Facilities. The commitment fee rate will initially be 0.30% per annum, and, following the delivery of the Company’s first compliance certificate after the restatement effective date in accordance with the terms of the Second Amended and Restated Credit Agreement, will range from 0.20% to 0.30% depending upon the Company’s total leverage ratio. The Borrowers will also pay customary letter of credit and agency fees.

Prepayments

The Borrowers may voluntarily prepay outstanding loans under the Credit Facilities, in whole or in part, at any time without penalty or premium, subject to customary “breakage” costs with respect to prepayments of LIBOR rate loans on a day other than the last day of any applicable interest period.

In limited circumstances, the Borrowers may be required to repay all or a portion of outstanding loans under the Credit Facilities following certain sales, dispositions or issuances or incurrences of additional debt.

Amortization

The Domestic Term Loans will amortize in quarterly installment amounts of approximately $22.3 million in the first eight fiscal quarters commencing with the fiscal quarter ending September 30, 2016 and approximately $44.6 million in the succeeding eight fiscal quarters, with the remaining principal balance of the Domestic Term Loans payable on the Maturity Date. The Australian Term Loans will amortize in quarterly installment amounts of approximately AUD$4.0 million in the first eight fiscal quarters commencing with the fiscal quarter ending September 30, 2016, approximately AUD$8.1 million in the succeeding eight fiscal quarters, with the remaining principal balance of the Australian Term Loans payable on the Maturity Date. The UK Term Loans will amortize in quarterly installment amounts of approximately GBP1.3 million in the first eight fiscal quarters commencing with the fiscal quarter ending September 30, 2016, approximately GBP2.5 million in the succeeding eight fiscal quarters, with the remaining principal balance of the Australian Term Loans payable on the Maturity Date.

Guaranty and Security

In connection with the Credit Facilities, the Domestic Borrowers and certain guarantors (the “Guarantors”), reaffirmed their obligations under the U. S. Security Agreement, dated as of October 1, 2012, and certain other security agreements (collectively, the “Security Documents”) as identified in the Second Amended and Restated Credit Agreement in favor of Bank of America, N.A., as administrative agent. Pursuant to the Security Documents, and subject to certain exceptions and grace periods, the Borrowers and the Guarantors granted security interests in substantially all of their assets to guarantee amounts borrowed under the Credit Facilities.

Pursuant to the Security Documents, amounts borrowed under the Credit Facilities and any hedge agreements and cash management agreements provided by any lender party to the Second Amended and Restated Credit Agreement or any of its affiliates and certain other persons are secured on a first priority basis by a perfected security interest in substantially all of the tangible and intangible assets (subject to certain exceptions) of the Borrowers and the Guarantors, including the capital stock of each of the Company’s direct and indirect wholly-owned material restricted subsidiaries.

Certain Covenants and Events of Default

The Second Amended and Restated Credit Agreement contains a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Borrowers and their restricted subsidiaries, subject to certain exceptions, to: incur additional indebtedness; create liens; make investments; pay dividends on capital stock or redeem, repurchase or retire capital stock; consolidate or merge; enter into sale and leaseback transactions; change the business conducted by the Borrowers and their restricted subsidiaries; sell capital stock of certain restricted subsidiaries; change the fiscal year; enter into certain agreements containing negative pledges and upstream limitations; and engage in certain transactions with affiliates. In addition, under the Second Amended and Restated Credit Agreement, the Borrowers are required to not exceed specified maximum total leverage ratios and to not have less than specified minimum interest coverage ratios.

The Second Amended and Restated Credit Agreement contains customary events of default, including nonpayment of principal, interest, fees or other amounts; violation of certain covenants (including the financial covenants in the preceding paragraph); material inaccuracy of a representation or warranty when made; cross-default to material indebtedness; the occurrence of certain bankruptcy events; material unsatisfied judgments or monetary penalties under civil or criminal proceedings; actual or asserted invalidity of any of the loan documents in connection with the Credit Facilities; certain ERISA events and other pension related events; injunction from conduct of material part of business; the occurrence of certain events which would have a “material adverse effect”; invalidity of any guarantees or security interests or non-perfection of security interests; and a change of control.

Other

Certain of the parties to the Amendment Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

The foregoing summary and description of the Amendment Agreement and the Second Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement and the Second Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 25, 2015, the Company completed the previously-announced acquisition (the “Acquisition”) of the outstanding share capital of RailInvest Holding Company Limited, the parent company of Freightliner Group Limited (“Freightliner”), pursuant to the terms of a Share Purchase Agreement, dated February 24, 2015 (the “SPA”), among the Company, GWI UK Acquisition Company Limited, a wholly-owned subsidiary of the Company (the “Purchaser”), RailInvest Investments Limited (the “Institutional Seller”), and certain management sellers (the “Management Sellers” and, together with the Institutional Seller, the “Sellers”). Upon consummation of the Acquisition, the Purchaser owns approximately 94% of Freightliner.

Under the terms of the SPA, the Purchaser paid the Sellers approximately £492 million (approximately US$733 million at current exchange rates) at closing, plus the assumption of approximately £19 million (approximately US$29 million at current exchange rates) of net debt and capitalized leases. Members of the existing Freightliner management team will retain an approximate 6% economic interest in Freightliner, with the Purchaser to have 100% by mid-2020.

The purchase price was funded by the Credit Facilities and available cash from the Company’s balance sheet.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01	REGULATION FD DISCLOSURE.

On March 25, 2015, the Company issued a press release announcing that the Purchaser has completed the acquisition of approximately 94% of Freightliner from the Sellers and providing a first quarter 2015 business update. A copy of the press release is attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is incorporated into this Item 7.01 by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 1, dated as of March 20, 2015, to the Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of May 27, 2014, among Genesee & Wyoming Inc., RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time.

99.1	Press release, dated March 25, 2015, announcing the completion of the acquisition of Freightliner Group Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

Date:	March 25, 2015	By:	/s/ Allison M. Fergus
			Name:	Allison M. Fergus
			Title:	General Counsel & Secretary

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 1, dated as of March 20, 2015, to the Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of May 27, 2014, among Genesee & Wyoming Inc., RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time.

99.1	Press release, dated March 25, 2015, announcing the completion of the acquisition of Freightliner Group Limited.